EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) of AnnTaylor Finance Trust and AnnTaylor Stores Corporation and to the incorporation by reference therein of our report on the combined financial statements of the AnnTaylor Woven Division of Cygne Designs, Inc., CAT US Inc. and C.A.T. (Far East) Limited and Subsidiary included in AnnTaylor Stores Corporation's Form 8-K filed with the Securities and Exchange Commission on June 21, 1996.

                                                               ERNST & YOUNG LLP

New York, New York
June 21, 1996